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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2003


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  1-15951              22-3713430
  (State or other jurisdiction     (Commission          (IRS Employer
       of incorporation)           File Number)       Identification No.)


               211 Mount Airy Road
                Basking Ridge, NJ                             07920
     (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000




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ITEM 5. OTHER EVENTS

         On January 28, 2003, Avaya Inc. ("Avaya"), together with Warburg Pincus Equity Partners, L.P. and affiliated investment funds (the "Warburg Pincus Funds"), completed the exchange offer for Avaya's Liquid Yield Option(TM) Notes (LYONS) due 2021. In exchange for the $84,426,000 aggregate principal amount at maturity of LYONs accepted in the exchange offer, the Warburg Pincus Funds will pay an aggregate of $17,596,190.50 in cash and Avaya will deliver 6,500,032 shares of its common stock.

         Avaya and the Warburg Pincus Funds are parties to a Backstop Agreement dated as of December 23, 2002, as amended, (the "Backstop Agreement") which contains the terms relating to the Warburg Pincus Funds' participation in the exchange offer. Pursuant to the terms of the Backstop Agreement, Avaya agreed
(i) to grant the Warburg Pincus Funds series D warrants to purchase shares of Avaya common stock based on the amount of cash used by the Warburg Pincus Funds to purchase LYONs in the exchange offer, (ii) to decrease to $0.01 the exercise price of series A and series B warrants currently held by the Warburg Pincus Funds, and (iii) to adjust the number of shares of common stock that may be purchased upon the exercise of such warrants. The Warburg Pincus Funds has also agreed to convert any LYONs purchased with its cash in the exchange offer into shares of Avaya common stock.

         On January 30, 2003, Avaya and the Warburg Pincus Funds entered into a Waiver/Confirmation Letter Agreement to confirm and waive certain provisions of the Backstop Agreement. The parties agreed that (i) the Warburg Pincus Funds would not receive any series D warrants, (ii) the number of shares of common stock of Avaya that may be purchased upon exercise of the series B warrants would not be adjusted, and (iii) the per share exercise price of the series B warrants held by the Warburg Pincus Funds would not be reduced. However, in consideration of the foregoing agreements, in accordance with the terms of the Backstop Agreement, the parties did agree (i) that the per share exercise price of the series A warrants would be reduced to $0.01, (ii) the Warburg Pincus Funds would exercise for cash a portion of the series A warrants to purchase an aggregate of 5,581,013 shares of common stock of Avaya for aggregate cash consideration of $55,810.13 and (iii) the Warburg Pincus Funds would convert all LYONs acquired by them into an aggregate of 1,588,560 shares of common stock of Avaya.

         The Waiver/Confirmation Letter Agreement between Avaya and the Warburg Pincus Funds is attached hereto as Exhibit 99.1.

         Note: Liquid Yield Option and LYON are trademarks of Merrill Lynch & Co., Inc.

ITEM 7(C).  EXHIBITS

99.1 Waiver/Confirmation Letter Agreement, dated January 30, 2003, between Avaya and the Warburg Pincus Funds.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                    AVAYA INC.


Date: January 31, 2003              By: /s/ Garry K. McGuire
                                        ------------------------------------
                                        Name: Garry K. McGuire
                                        Title: Chief Financial Officer
                                                 and Senior Vice President,
                                                 Operations

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                                  EXHIBIT INDEX


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

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

99.1 Waiver/Confirmation Letter Agreement, dated as of January 30, 2003, between Avaya and the Warburg Pincus Funds.

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